UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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SOLECTRON CORPORATION

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The following communication was made available to Solectron employees after the close of business on June 7, 2007.
FREQUENTLY ASKED QUESTIONS – POST ANNOUNCEMENT
FAQs UPDATED JUNE 7, 2007
Merger/New Company Related Qs
Q. The press release mentions the benefits of Flextronics after this acquisition. What are the benefits of Solectron in this deal?
A. We are convinced that the combined company creates more value to our customers, employees and shareholders and clearly creates a more diversified and formidable company that can achieve greater profits, cash flows and returns than either company could have achieved individually.
The combined company will be the market leader in most product market segments. We will be a larger, more competitive company and therefore better positioned to deliver supply chain solutions that fulfill our customers’ increasingly complex requirements. The breadth and depth of the combined company significantly leverages our vertical integration opportunity while taking significant costs out of the combined company’s infrastructure. The combined company will be stronger and more diversified than either on its own, and will be better positioned to increase shareholder value through greater cash flow and earnings.
Q: Will new company be based in Singapore?
A: Yes, Solectron will become Flextronics and will be based in Singapore.
Q: What does a combined Solectron-Flextronics achieve together that could not be achieved separately?
A: Solectron is on a growth path, and several months ago we set in motion a strategy to improve margins. We believe a combined Solectron-Flextronics enables us to accelerate financial performance goals by better rationalizing assets, improving utilization, improving infrastructure overhead, achieving greater scale with vertical integration and strengthening our purchasing power.
Q: Other mergers and acquisitions like Sanmina and SCI promised greater vertical integration, but customers overall didn’t utilize the enclosures offering. What gives you the confidence that a Solectron-Flextronics company will be different and customers will switch their enclosure business?
A: We might not be successful in every case of convincing customers to switch to the enclosure business of the new Solectron-Flextronics company, but we believe Flextronics’ enclosures business is as good as any in the market. Both companies together can provide a more robust offering in our proposals that will be attractive to customers.
Confidential — For Internal Use Only

Q: How does Solectron benefit from vertical integration?
A: We have limited data at the moment on the net effect for Solectron, but what’s important to focus on is Solectron’s high-end, complex systems business as a complement to Flextronics.
One example is Flextronics’ Multek component business. Solectron is big customer of Multek’s component business. Multek is currently on the AVL of many products Solectron makes. There might be an opportunity to provide Flextronics with more business quickly.
While Multek’s business is focused more on mobile device industry, it also provides components for high end systems.
Q: Who will be the CEO? Who will control the board?
A: The combined company will be called Flextronics and Mike McNamara will be CEO. The Solectron board will have the opportunity to nominate two members to the new Flextronics’ board.
Q: What will the surviving management team post acquisition look like?
A: During this time, each management team will continue to run and build their business. The companies are working closely to address the combined organizational structure and you can expect to hear more about this once the deal is final.
Q: So what is the valuation of Solectron?
A: The valuation will vary based on the trading price of Flextronics, because the exchange ratio is fixed at .345 shares of Flextronics for every share of Solectron.
At Flextronics’ stock price as of June 1, the valuation is $3.6 billion and represents a premium of between 15% and 20% at the time of announcement, depending on the portion shareholders elect to take in cash.
Our board of directors, with advice from our advisors, believes this is a fair valuation for the company and strongly supports the transaction.
Q: Will there be an integration team from both companies, and who from Solectron will be on that team?
A: One benefit to a Solectron-Flextronics merger is that Flextronics is about a mile from Solectron’s Milpitas, California headquarters. The two companies met June 5 to begin assembling an integration team. Marty Neese will be leading the effort for Solectron.
Q: What regulatory hurdles do you anticipate?
A: We don’t expect any real hurdles, and certainly it is our hope that we won’t run into any issues. One reason why we expect the closure of the deal to occur at the end of the calendar year is because of the necessary filings that need to be made around the world.
Q: What about Retail Technical Services (RTS) – how will that fit into the new company?
A: RTS is a profitable and growing part of Solectron. With that said, many questions about the ultimate organizational structure have yet to be resolved
Confidential — For Internal Use Only

Operations/IT/Site Qs
Q: There is some overlap of geographies and positions within both companies. What’s the restructuring plan, and how many plants do you expect to close and how many employees do you expect will be laid off?
A: No final decisions will be made until after the deal closes, which should occur sometime before the end of the calendar year. The good news is that our limited vertical market and geographic overlap will help to mitigate the need for restructuring. We’re in the process of completing our previously announced restructuring program.
In most cases we need more capacity, not less capacity. The management team of both companies is working together to make decisions regarding this matter, and we will be communicating our thinking as it evolves in the weeks ahead.
Q. Does this have any impact on the projects/assignments I am currently working on?
A. No. You should continue to perform your current responsibilities to meet any committed deliverables without any change. It remains imperative that we continue to focus on exceeding customer expectations and maintaining a high level of quality service. If you’re not sure, talk to your manager.
Q. Do I have a job in the new company?
A. Details regarding employment will be considered in the months ahead. It is premature to provide you with details on the combined organization structure.
Q. When I am likely to know?
A. No decisions will be made before the transaction is final. In the meantime we ask you to continue to focus on your current responsibilities unless asked by senior management to do otherwise.
Q: What do we legally need to do in countries with the works councils?
A: As required by law, we will notify the works councils of this pending event. But once again, no decisions about the impact on individual sites will be made until after the transaction has closed.
Confidential — For Internal Use Only

Q: What will Solectron do regarding critical investments and hiring needs?
A: Even without Flextronics acquiring Solectron, we were in the midst of applying more stringent operation expense controls, so nothing really changes significantly. The guidance management would offer to employees is to spend and hire cautiously and wisely so we don’t make investments that cannot be sustained in the long term.
What you need to remember is that Flextronics and Solectron will continue to operate as two independent companies, and compete in the market until the deal closes toward the end of calendar 2007.
Q: What’s the IT/applications strategy moving forward – is there a plan to identify applications to keep?
A: The integration team will work together to identify which applications and platforms will be used moving forward in a combined company.
Q: What guidance can you give regarding FY08 AOP planning?
A: Many functions within the company are in the midst of FY08 Annual Operating Planning where resource needs are being evaluated. We are going to move forward with site, regional and corporate level AOP planning. The focus will be on determining investment levels and customer profitability by account because that is going to be unchanged as we move into the new organization.
Q: What’s Flextronics’ commitment to Lean culture?
A: Flextronics is on a Lean journey as is Solectron, and they have a definite focus on Lean manufacturing. How far along they are in their Lean journey is too hard to say at this time, but we know they fully support and embrace Lean.
Q: How will headquarter and regional staff be integrated?
A: A key role for the integration team will be to determine how to combine functions.
Q: How many facilities does Solectron have, and how many does Flextronics have? How many overlap or are duplicated?
A: Solectron has about 50. Flextronics has about 100 with little overlap.
Design and Engineering
Q. The combined company will have more resources dedicated to Design & Engineering. How will Solectron’s existing D&E capabilities fit into the new Flextronics structure?
A: The combined company will have approximately 4,000 design engineers. Until now, Solectron’s focus has been on full product design for OEM customers, which spans the entire product development lifecycle from NPI to volume launch using customer IP. The design resources and capabilities of the combined company will allow us to offer a broader range of value-added design services for OEM customers, ranging from contract full product design to original product design to original design manufacturing (ODM). The ODM model will allow us to potentially develop our own product design IP portfolio to benefit our customers.
Confidential — For Internal Use Only

Q. We just announced the expansion of a D&E center in Shanghai. We also just acquired D&E capabilities in medical (Dallas, TX) this year and in set-top box last year, in Atlanta, GA. In the near term (before the deal closes), how do you see our D&E strategy changing in the new company?
A: Our D&E posture will remain unchanged until the deal closes. After that, the recommendations of the integration team will drive the resource allocation and business focus of the new and expanded design resources of the combined company.
Looking ahead, we have a lot of complementary skill sets from engineering. The product development service offering – whether collaborative design or sustaining engineering or full product development – actually are enhanced with Flextronics. By merging the two companies, we are able to accelerate our product development capability. For a number of customers, especially in computing space, it is a very powerful alternative to Taiwanese ODMs.
Customer Reaction/Sales Qs
Q. What is the value to our customers of this consolidation?
A. By joining forces, we expect the increased scale will enable us to further extend our market segment reach, realize significant cost savings, and better serve the needs of our combined customers, employees and shareholders. Solectron’s strength in the high-end computing and telecom segments will be an invaluable addition to Flextronics’ existing capabilities and the combined company will be the clear market leader in most product market segments. We will be a larger, more competitive company and therefore better positioned to deliver supply chain solutions that fulfill customers’ increasingly complex requirements. The breadth and depth of the combined company significantly leverages our vertical integration opportunity while taking significant costs out of the combined company’s infrastructure. The combined company is clearly more diversified and will provide more value to our customers.
Q: What’s been response from customers?
A: Customer response has been mostly positive. Some are taking a wait-and-see approach. But we believe a combined Solectron-Flextronics will be an even more compelling value proposition for customers than either company could offer separately. It is extremely important to work to convince customers in the future potential of this combination, which we strongly believe in.
Q: Do we expect some customers will leave?
A: We cannot predict what customers might choose to end their relationship with Solectron or Flextronics, but we’ve modeled into our expectations for a future combined company. However, we firmly believe we can put together compelling proposals and dynamic teams that will create enhanced value to our customers that cannot be matched.
Q: Does the acquisition announcement change our approach with sales in progress?
A: No, our sales process, approach and value proposition remain the same. Solectron is still a leader in delivering value to customers through integrated portfolio of services. Our design capabilities are competitive, our Lean manufacturing and Solectron Production System is world class and demonstrating tremendous value to our
Confidential — For Internal Use Only

customers, and our aftermarket services offering remains the leader in the industry. Our recent expansion in Louisville, Ky and grand opening event in Plzen, Czech Republic illustrate those points well.
Until the deal closes by the end of calendar 2007, Solectron and Flextronics will continue to compete for business.
Q: Does the deal with Flextronics change anything related to Manage in Place or Customer Asset Acquisition strategies?
A: We need to keep all sales activities in process. But we will definitely need to evaluate how such a transaction might impact our footprint.
Q. What kind of proactive stance can our sales reps take in order to address this merger with our customers? Is there any kind of pre-outlined communication that has been or will be provided to them?
A: Our Sales & Account Management teams as well as our Program Management teams are being equipped with an information package. This package will allow them to inform their customer contacts about the planned acquisition of Solectron by Flextronics, and the expected impact and benefits to their business. The key principle here is the two companies will continue to act as independent companies and compete in the market place until the deal closes.
Q: What level of customer overlap exists between the two companies?
A: As you look at the entire customer and product portfolios, what you find is very little redundancies, which makes the combined companies that much more compelling for our customers. For example, with Cisco, Flextronics handles higher volume products while Solectron manages lower volume, more complex systems. A combined Flextronics-Solectron creates a nice benefit to Cisco. In the case of Hewlett-Packard, Flextronics supports their printer business while Solectron manages higher end product lines.
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Confidential — For Internal Use Only

Safe Harbor Statement
      This communication contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements include statements related to the expected timing for closing of the acquisition of Solectron by Flextronics, the expected synergies and benefits to the combined company and its customers from the acquisition, the impact of the acquisition on Flextronics’s earnings per share, the ability of Flextronics to successfully integrate the businesses of the combined company, projected revenue and earnings and related growth and other statements regarding the anticipated future performance of the combined company and the industry in which it operates. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the possibility that the acquisition may not be completed as planned or at all, difficulties or delays in obtaining regulatory or shareholder approvals for the proposed transaction, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, the dependence of the combined company on industries that continually produce technologically advanced products with short life cycles, the ability of the combined company to respond to changes and fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting Flextronics, Solectron and the combined company as described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be provided to Flextronics’s and Solectron’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in their quarterly and annual reports and other filings made by Flextronics and by Solectron with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and neither Flextronics nor Solectron assumes any obligation to update these forward-looking statements, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.
Additional Information and Where to Find it:
      In connection with the Merger, Flextronics intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
      This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
          Participants in the Solicitation:
Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.